Exhibit 99.1
Carbonite Announces First Quarter 2017 Financial Results
Bookings Growth and Profitability Ahead of Expectations

BOSTON, MA - May 4, 2017 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of data protection solutions for businesses, today announced financial results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights:

•	Closed acquisition of Double-Take Software.

•	Priced $143.8 million private offering of senior convertible notes.

•	Repurchased $15.0 million in common stock.

•	Revenue of $57.1 million increased 19% year-over-year.

•	Non-GAAP revenue of $59.1 million increased 21% year-over-year.[1]

•	Net income (loss) per share was $0.27, as compared to ($0.17) in 2016.

•	Non-GAAP net income per share was $0.09 (basic and diluted), as compared to $0.15 in 2016 (basic and diluted).[4]

“I am very pleased with our strong start to the year. Our data protection solutions continue to gain traction with businesses and the IT professionals who serve them. Over the last few years we have expanded our portfolio of solutions to cover nearly every form of data protection, positioning us well in the highest growth areas of the market. We are delivering success for our customers, and as a result, we are increasingly becoming the trusted provider across a spectrum of back-up, disaster recovery and high-availability solutions,” said Mohamad Ali, President and CEO of Carbonite.

“We delivered 21% non-GAAP revenue growth in the first quarter, exceeded our profitability expectations and performed well across all of our key metrics. In addition, we completed another value-creating acquisition, acquiring Double-Take Software earlier this year, and we strengthened our balance sheet with a successful convertible debt issuance which included the repurchase of approximately $15 million in common stock. In Q1, we continued our trend of balanced organic and inorganic growth coupled with margin expansion, which sets us up for a strong 2017,” said Anthony Folger, CFO of Carbonite.

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

First Quarter 2017 Results:

•
Revenue for the first quarter was $57.1 million, an increase of 19% from $48.1 million in the first quarter of 2016. Non-GAAP revenue for the first quarter was $59.1 million, an increase of 21% from $48.7 million in the first quarter of 2016.[1]

•	Bookings for the first quarter were $62.1 million, an increase of 19% from $52.3 million in the first quarter of 2016.[2]

•	Gross margin for the first quarter was 69.6%, compared to 69.3% in the first quarter of 2016. Non-GAAP gross margin was 73.8% in the first quarter, compared to 71.9% in the first quarter of 2016.[3]

•
Net income for the first quarter was $7.6 million, compared to a net loss of ($4.7 million) in the first quarter of 2016. Non-GAAP net income for the first quarter was $2.5 million, compared to non-GAAP net income of $4.1 million in the first quarter of 2016.[4]

•
Net income per share for the first quarter was $0.27 (basic and diluted), compared to a net loss per share of ($0.17) (basic and diluted) in the first quarter of 2016. Non-GAAP net income per share was $0.09 (basic and diluted) for the first quarter, compared to non-GAAP net income per share of $0.15 (basic and diluted) in the first quarter of 2016.[4]

•
Cash flow from operations for the first quarter was $7.7 million, compared to ($6.8) million in the first quarter of 2016. Adjusted free cash flow for the first quarter was $2.4 million, compared to ($0.5) million in the first quarter of 2016.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for significant acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisition-related payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

Business Outlook

Based on the information available as of May 4, 2017, Carbonite expects the following for the second quarter and full year of 2017:

Second Quarter 2017:

Current Guidance (5/4/2017)
GAAP revenue	$56.0 -$60.0 million
Non-GAAP revenue	$58.0 - $62.0 million
Non-GAAP net income per share	$0.11 - $0.13

Full Year 2017:

	Prior Guidance (2/9/2017)	Current Guidance (5/4/2017)
SMB Bookings	$158.6 - $170.2 million	$158.6 - $170.2 million
Consumer Bookings Y/Y Growth	(10%) - 0% growth	(10%) - 0% growth
GAAP revenue	$223.0 - $243.0 million	$229.0 - $246.0 million
Non-GAAP revenue	$232.5 - $252.5 million	$234.5 - $252.5 million
Non-GAAP net income per share	$0.72 - $0.80	$0.74 - $0.80
Non-GAAP Gross Margin	74.0% - 75.0%	74.0% - 75.0%
Adjusted Free Cash Flow	$14.0 - $18.0 million	$16.0 - $20.0 million
Carbonite’s expectations of non-GAAP net income per share for the second quarter and full year of 2017 excludes the impact of purchase accounting adjustments, stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 13% for the full year of 2017. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 27.9 million for the second quarter and 28.1 million for the full year of 2017.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Thursday, May 4, 2017 at 5:30 p.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 7845290.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations” through May 4, 2018.

Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements.  Such statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance; the expected future results of the acquisition of Double-Take Software, including revenues, non-GAAP EPS and growth rates; the Company’s ability to successfully integrate Double-Take Software’s business; and the Company’s expectations regarding its future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.

About Carbonite

Carbonite provides data protection solutions for businesses and the IT professionals who serve them. Our product suite provides a full complement of backup, disaster recovery and high availability solutions for any size business in any location around the world, all supported by a state-of-the-art global infrastructure. To learn more visit www.Carbonite.com.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Kelsey Shively
Weber Shandwick (for Carbonite)
425-306-2090
wswnacarbonite@webershandwick.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue	$57,099	$48,115
Cost of revenue	17,355	14,755
Gross profit	39,744	33,360
Operating expenses:
Research and development	10,327	8,736
General and administrative	12,870	11,420
Sales and marketing	23,420	16,882
Restructuring charges	—	773
Total operating expenses	46,617	37,811
Loss from operations	(6,873)	(4,451)
Interest and other income (expense), net	78	(150)
Loss before income taxes	(6,795)	(4,601)
(Benefit) provision for income taxes	(14,390)	95
Net income (loss)	$7,595	$(4,696)
Net income (loss) per share:
Basic	$0.27	$(0.17)
Diluted	$0.27	$(0.17)
Weighted-average shares outstanding:
Basic	27,821,596	27,055,269
Diluted	28,504,811	27,055,269

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$41,813	$59,152
Marketable securities	—	—
Trade accounts receivable, net	21,876	16,639
Prepaid expenses and other current assets	7,637	7,325
Restricted cash	—	135
Total current assets	71,326	83,251
Property and equipment, net	27,829	23,872
Other assets	1,132	157
Acquired intangible assets, net	48,205	13,751
Goodwill	73,580	23,728
Total assets	$222,072	$144,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,472	$5,819
Accrued expenses	21,841	19,768
Accrued treasury share repurchase	14,964	—
Current portion of deferred revenue	98,323	86,311
Total current liabilities	144,600	111,898
Long-term debt	39,063	—
Deferred revenue, net of current portion	23,544	21,280
Other long-term liabilities	6,170	5,747
Total liabilities	213,377	138,925
Stockholders’ equity
Common stock	294	285
Additional paid-in capital	189,220	177,931
Treasury stock, at cost	(26,145)	(10,657)
Accumulated deficit	(157,747)	(165,042)
Accumulated other comprehensive income	3,073	3,317
Total stockholders’ equity	8,695	5,834
Total liabilities and stockholders’ equity	$222,072	$144,759

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net income (loss)	$7,595	$(4,696)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,884	4,339
Loss on disposal of equipment	—	432
Stock-based compensation expense	2,777	2,343
Gain on sale of businesses	(345)	—
Other non-cash items, net	(40)	360
Changes in assets and liabilities, net of acquisition:
Accounts receivable	1,212	(8,952)
Prepaid expenses and other current assets	(249)	(5,408)
Other assets	(927)	(40)
Accounts payable	3,322	(2,523)
Accrued expenses	(689)	3,549
Other long-term liabilities	(14,938)	(381)
Deferred revenue	5,094	4,220
Net cash provided by (used in) operating activities	7,696	(6,757)
Investing activities
Purchases of property and equipment	(6,568)	(1,924)
Proceeds from maturities of marketable securities and derivatives	370	—
Purchases of marketable securities and derivatives	(403)	(538)
Proceeds from sale of businesses	295	—
Payment for acquisition, net of cash acquired	(59,740)	(11,000)
Net cash used in investing activities	(66,046)	(13,462)
Financing activities
Proceeds from exercise of stock options	2,445	314
Proceeds from long-term borrowings, net of debt issuance costs	39,063	—
Repurchase of common stock	(524)	(3,246)
Net cash provided by (used in) financing activities	40,984	(2,932)
Effect of currency exchange rate changes on cash	27	224
Net decrease in cash and cash equivalents	(17,339)	(22,927)
Cash and cash equivalents, beginning of period	59,152	63,936
Cash and cash equivalents, end of period	$41,813	$41,009

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended March 31,
	2017	2016
GAAP revenue	$57,099	$48,115
Add:
Fair value adjustment of acquired deferred revenue (1)	1,988	563
Non-GAAP revenue	$59,087	$48,678
(1) Excludes the impact of purchase accounting adjustments for significant acquisitions.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended March 31,
	2017	2016
Gross profit	$39,744	$33,360
Gross margin	69.6%	69.3%
Add:
Fair value adjustment of acquired deferred revenue	1,988	563
Amortization of intangibles	1,626	682
Stock-based compensation expense	231	214
Acquisition-related expense	18	182
Non-GAAP gross profit	$43,607	$35,001
Non-GAAP gross margin	73.8%	71.9%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$7,595	$(4,696)
Add:
Fair value adjustment of acquired deferred revenue	1,988	563
Amortization of intangibles	2,076	997
Stock-based compensation expense	2,777	2,343
Litigation-related expense	55	1
Restructuring-related expense	—	768
Acquisition-related expense	3,023	4,148
Less:
Income tax effect of non-GAAP adjustments (1)	14,985	43
Non-GAAP net income	$2,529	$4,081
GAAP net income (loss) per share:
Basic	$0.27	$(0.17)
Diluted	$0.27	$(0.17)
Non-GAAP net income per share:
Basic	$0.09	$0.15
Diluted	$0.09	$0.15
Weighted-average shares outstanding:
Basic	27,821,596	27,055,269
Diluted	28,504,811	27,113,364
(1) In connection with the SEC Staff updating its interpretive guidance on non-GAAP financial measures, the Company reassessed its calculation of the income tax effect of non-GAAP adjustments. For the three months ended March 31, 2016 the effect was $43k. This adjustment impacted both non-GAAP net income and non-GAAP net income per share.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended March 31,
	2017	2016
Research and development	$10,327	$8,736
Less:
Stock-based compensation expense	309	285
Acquisition-related expense	69	238
Non-GAAP research and development	$9,949	$8,213

General and administrative	$12,870	$11,420
Less:
Amortization of intangibles	101	70
Stock-based compensation expense	1,957	1,633
Litigation-related expense	55	1
Acquisition-related expense	2,901	3,609
Non-GAAP general and administrative	$7,856	$6,107

Sales and marketing	$23,420	$16,882
Less:
Amortization of intangibles	349	245
Stock-based compensation expense	280	211
Acquisition-related expense	35	119
Non-GAAP sales and marketing	$22,756	$16,307

Restructuring charges	$—	$773
Less:
Restructuring-related expense	—	768
Non-GAAP restructuring charges	$—	$5

Reconciliation of Revenue to Bookings

	Three Months Ended March 31,
	2017	2016
Revenue	$57,099	$48,115
Add:
Deferred revenue ending balance	121,867	109,878
Less:
Beginning deferred revenue from acquisitions	9,100	6,830
Impact of foreign exchange	153	145
Deferred revenue beginning balance	107,591	98,703
Change in deferred revenue balance	5,023	4,200
Bookings	$62,122	$52,315

Calculation of Adjusted Free Cash Flow

	Three Months Ended March 31,
	2017	2016
Net cash provided by (used in) operating activities	$7,696	$(6,757)
Subtract:
Purchases of property and equipment	6,568	1,924
Free cash flow	1,128	(8,681)

Add:
Acquisition-related payments	1,230	7,056
Restructuring-related payments	—	102
Cash portion of lease exit charge	—	66
Litigation-related payments	32	924
Adjusted free cash flow	$2,390	$(533)